CUMBERLAND PHARMACEUTICALS REPORTS
Q3 2026 FINANCIAL RESULTS & COMPANY UPDATE
$100 million Strategic Transaction Closed
Plans to Submit New Drug Application for Ifetroban in DMD
Top-Line Results Announced for Systemic Sclerosis Trial
NASHVILLE, Tenn. (Nov. 10, 2026) – Cumberland Pharmaceuticals Inc. (Nasdaq: CPIX), an innovation-focused biopharmaceutical company developing new products for rare diseases, announced today its third quarter 2026 financial results and provided a company update. Cumberland has announced its decision to submit a New Drug Application (“NDA”) to the U.S. Food and Drug Administration (“FDA”) for ifetroban as a potential treatment for the cardiomyopathy associated with Duchenne muscular dystrophy (“DMD”).
The third quarter of 2026 marked Cumberland’s first period of operations following the July 1, 2026, closing of its Strategic Transaction with Apotex Health, the largest pharmaceutical company based in Canada. Cumberland’s commercial brands and organization were integrated into Apotex’s U.S. branded business. The $100 million in proceeds at closing strengthened the company’s balance sheet, simplified its business model and allowed Cumberland to concentrate its resources on its clinical pipeline.
“Our first full quarter as a development-focused company has reinforced the value of concentrating our efforts on our clinical pipeline,” said A.J. Kazimi, CEO of Cumberland Pharmaceuticals. “Our team and resources are now dedicated to developing new medicines for unmet medical needs. We have the financial strength and the expertise to pursue our new mission, as we work to create lasting value for patients and shareholders.”
RECENT COMPANY DEVELOPMENTS INCLUDE:
Plans to File New Drug Application for Ifetroban in DMD
Cumberland announced its decision to submit an NDA to the FDA for ifetroban as a potential treatment for the cardiomyopathy associated with DMD, a rare, fatal genetic neuromuscular disease that results in deterioration of the skeletal, heart and lung muscles. The decision follows a pre-NDA meeting with the FDA this fall. The FDA granted Cumberland’s request for a rolling review, which allows completed sections of the application to be submitted for review before the entire application is filed.
The submission will be supported by data from the Phase 2 FIGHT DMD® trial, which demonstrated a statistically significant 5.4 percentage point improvement in left ventricular ejection fraction (p=0.002) in the high-dose group compared with a control group of placebo-treated patients combined with propensity score-matched natural history patients. Findings also included a reduction in markers of cardiac damage. The NDA submission will also include long-term data from the ongoing open-label extension, preclinical data published in the Journal of the American Heart Association, manufacturing information and a safety database of more than 1,400 subjects across approximately 30 clinical studies.

Through up to 36 months of treatment across the Phase 2 trial and its open-label extension, ifetroban has maintained a favorable safety profile in DMD patients, with no treatment-related serious adverse events or new safety concerns.
There is currently no approved therapy specifically targeting DMD heart disease, the leading cause of death in these patients. Ifetroban has received Orphan Drug, Rare Pediatric Disease and Fast Track designations, and the FDA has conditionally accepted DYSCORBAN® as the proprietary name for the product. Cumberland has also secured a growing portfolio of patents protecting ifetroban for this DMD heart disease indication.
Top-Line Results from Phase 2 Systemic Sclerosis Trial
Cumberland announced top-line results from its Phase 2a ASSIST-SSc trial evaluating ifetroban in patients with Systemic Sclerosis (SSc), a debilitating autoimmune disease characterized by diffuse fibrosis of the skin and internal organs, with no approved therapy for the underlying condition. Ifetroban was generally well tolerated, with a safety profile consistent with prior experience, and no serious adverse event during the 12-month treatment period was assessed as related to study drug.
As next steps, Cumberland plans to submit the clinical study report to the FDA and complete correlative biomarker studies using specimens collected during the trial, along with cardiac imaging evaluations from patients continuing in the open-label extension. These findings will inform the company’s decision on further development of ifetroban in SSc.
New Mission Reflects Focus on Innovation
Following the Strategic Transaction, Cumberland completed a strategic planning process to take a fresh look at who the company is and where it is headed.
The result is a refined mission statement that reflects the company’s emphasis on innovation:
Advancing new therapies that address significant unmet medical needs.
The mission guides Cumberland’s next chapter as an innovation-focused biopharmaceutical company developing new products for rare diseases. It centers the company’s resources and expertise on advancing its clinical-stage pipeline, led by ifetroban, while continuing to build on its experience developing and delivering differentiated medicines for patients.

FINANCIAL RESULTS:
Net Income: During the third quarter of 2026, the revenues and expenses associated with the Strategic Transaction continued to be classified as discontinued operations. Net income for the quarter was $77.8 million, which included the gain on divestiture of the assets associated with the Strategic Transaction, along with the ongoing investment in research and development, supported by the remaining general and administrative expenses.
Balance Sheet: At September 30, 2026, Cumberland had approximately $114 million in total assets, including $80.6 million in cash and cash equivalents. Liabilities totaled $42 million and total shareholders’ equity was $73 million as of September 30, 2026.

EARNINGS REPORT CALL:
A conference call will be held today, November 10, 2026, at 4:30 p.m. Eastern Time to provide a company update and discuss the financial results.
The link to register is https://register-conf.media-server.com/register/BI0050c03d0ef44b49b8905264f4232aef.
Registered participants can dial in from their phone using a dial-in and PIN number that will be provided to them. Alternatively, they can choose a “Call Me” option to have the system automatically call them at the start of the conference.
A replay of the call will be available for one year and can be accessed via the Investor Relations page of Cumberland’s website or by visiting https://edge.media-server.com/mmc/p/nbwu96yx.
About Cumberland Pharmaceuticals
Cumberland Pharmaceuticals Inc. is an innovation-focused biopharmaceutical company developing new therapies to address significant unmet medical needs and improve the patient outcomes. The Company is advancing a clinical pipeline of late-stage product candidates across multiple therapeutic areas with significant unmet medical needs.
Cumberland's Phase 2 clinical programs are also evaluating ifetroban in patients with Idiopathic Pulmonary Fibrosis and Cancer Metastasis. Top-line results from a Phase 2 study in patients with Systemic Sclerosis were recently announced.
For more information, please visit www.cumberlandpharma.com.

FORWARD LOOKING STATEMENTS:
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “may,” “will,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “potential,” “continue,” “could,” “should,” “would” and similar expressions, although not all forward-looking statements contain these words. These statements include, among others, statements regarding the timing, content and completion of the NDA submission, including the rolling review; Cumberland's plan to seek approval based on the FIGHT DMD™ trial and natural history data without conducting additional trials; the results of the ongoing open-label extension analyses; regulatory review, approval and labeling; the potential benefits of Orphan Drug, Rare Pediatric Disease, including eligibility for a priority review voucher, and Fast Track designations, which may not be realized; the proprietary name; patent protection and exclusivity; manufacturing; commercialization and market acceptance; the need for additional capital; competition; reliance on third parties; and other ifetroban programs. These statements are based on current assumptions and plans of Cumberland's management and are subject to risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. Important factors that could cause such differences include, among others, the risk that FDA will refuse to file the NDA or will not approve ifetroban; the risk that FDA will not agree with Cumberland's interpretation of the minutes or outcomes of its meetings with FDA; the risk that FDA will require additional trials and data, which could significantly delay or prevent approval and require substantial additional capital; the risk that additional data may not be favorable; Cumberland's ability to meet FDA's other approval requirements, including chemistry, manufacturing and controls requirements; the risk that rolling review will not shorten the review timeline; restrictions that may be placed on the label, if approved; changes in FDA requirements, policies or regulatory pathways; and the risks described under the heading "Risk Factors" in Cumberland's most recent Form 10-K and subsequent Form 10-Q filings, as well as other reports filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Cumberland undertakes no obligation to update any forward-looking statement except as required by law.
SOURCE: Cumberland Pharmaceuticals Inc.

Investor Contact:	Media Contact:
Shayla Simpson	Emily Kent
Cumberland Pharmaceuticals Inc.	Dalton Agency
(615) 255-0068	(540) 621-5448

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CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$80,581,021	$11,444,693
Accounts receivable, net	2,132,107	16,944,780
Accounts receivable - TSA, net	10,373,965	—
Receivable from Apotex	10,617,805	—
Inventories, net	29,935	29,935
Prepaid and other current assets	634,174	654,166
Current assets of discontinued operations	191,731	7,986,693
Total current assets	104,560,738	37,060,267
Non-current inventories	42,230	40,879
Property and equipment, net	232,154	264,724
Intangible assets, net	35,471	53,621
Operating lease right-of-use assets	7,188,055	5,781,728
Other assets	1,720,645	2,973,378
Assets of discontinued operations	—	30,649,395
Total assets	$113,779,293	$76,823,992
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$16,502,496	$18,567,546
Payable to Apotex	6,889,538	—
Operating lease current liabilities	521,323	467,774
Pre-close accrued liabilities	—	7,774,143
Other current liabilities	6,462,094	2,855,952
Other current liabilities - TSA	3,954,134	—
Current liabilities of discontinued operations	—	7,079,504
Total current liabilities	34,329,585	36,744,919
Revolving line of credit - long term	—	5,240,733
Operating lease non-current liabilities	4,074,445	4,471,965
Other long-term liabilities	3,200,097	3,626,875
Liabilities of discontinued operations	—	2,195,278
Total liabilities	41,604,127	52,279,770
Equity:
Shareholders’ equity:
Common stock— no par value; 100,000,000 shares authorized; 14,992,812 and 14,956,627 shares issued and outstanding as of September 30, 2026, and December 31, 2025, respectively	51,578,550	51,684,381
Accumulated earnings (deficit)	20,927,415	(26,804,059)
Total shareholders’ equity	72,505,965	24,880,322
Noncontrolling interests	(330,799)	(336,100)
Total equity	72,175,166	24,544,222
Total liabilities and equity	$113,779,293	$76,823,992

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Transition services revenue	$1,950,000	$171,821	$1,950,000	$719,247
Net revenue	206,356	—	536,665	—
Total revenue	2,156,356	171,821	2,486,665	719,247
Costs and expenses:
Cost of transition services	1,062,266	—	1,062,266	—
Research and development	841,162	646,473	2,379,170	2,178,866
General and administrative	2,182,285	2,376,284	7,128,677	7,244,245
Amortization	7,125	5,586	21,276	17,430
Total costs and expenses	4,092,838	3,028,343	10,591,389	9,440,541
Operating loss	(1,936,482)	(2,856,522)	(8,104,724)	(8,721,294)
Interest income	822,886	131,583	961,802	384,781
Interest expense	(4,604)	(29)	(5,394)	(4,892)
Loss before income taxes	(1,118,200)	(2,724,968)	(7,148,316)	(8,341,405)
Income tax expense	(3,871)	(5,670)	(11,611)	(17,011)
Net loss from continuing operations	(1,122,071)	(2,730,638)	(7,159,927)	(8,358,416)

Discontinued operations:
Income (loss) from discontinued operations	(1,725,098)	781,592	(3,248,722)	6,922,347
Gain on disposal of discontinued operations	81,092,578	—	81,092,578	—
Income tax expense on disposal of discontinued operations	(467,657)	—	(467,657)	—
Net income of discontinued operations	78,899,823	781,592	77,376,199	6,922,347

Net income (loss)	77,777,752	(1,949,046)	70,216,272	(1,436,069)
Net income (loss) at subsidiary attributable to noncontrolling interests	(766)	8,282	(5,301)	11,633
Net income (loss) attributable to common shareholders	$77,776,986	$(1,940,764)	$70,210,971	$(1,424,436)
Income (loss) per share attributable to common shareholders
- Continuing operations - basic	$(0.07)	$(0.18)	$(0.48)	$(0.56)
- Discontinued operations - basic	5.26	0.05	5.17	0.46
	$5.19	$(0.13)	$4.69	$(0.10)

- Continuing operations - diluted	$(0.07)	$(0.18)	$(0.46)	$(0.56)
- Discontinued operations - diluted	5.14	0.05	5.06	0.46
	$5.07	$(0.13)	$4.60	$(0.10)
Weighted-average shares outstanding
- basic	14,989,763	14,958,534	14,977,899	14,953,944
- diluted	15,342,174	14,958,534	15,278,850	14,953,944

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine months ended September 30,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$70,216,272	$(1,436,069)
Gain on disposal of discontinued operations	(80,624,921)	—
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	101,923	99,324
Amortization of operating lease right-of-use asset	721,984	721,984
Share-based compensation	192,791	236,160
Increase in cash surrender value of life insurance policies over premiums paid	(79,198)	(131,967)
Net changes in assets and liabilities affecting operating activities:
Accounts receivable	1,503,059	1,270,864
Inventories, net	—	101,652
Other current assets and other assets	1,356,318	(192,899)
Operating lease liabilities	(679,803)	(662,118)
Accounts payable and other current liabilities	6,584,369	(2,587,613)
Other long-term liabilities	(426,778)	59,764
Net cash used in operating activities from continuing operations	(1,133,984)	(2,520,918)
Discontinued operations	191,731	7,450,415
Net cash provided by (used in) operating activities	(942,253)	4,929,497
Cash flows from investing activities:
Additions to property and equipment	(48,095)	(97,905)
Investment in cash surrender value of life insurance policies	(42,018)	—
Net (increase) decrease of investment in manufacturing	(1,792,479)	(580,866)
Additions to intangible assets	(5,757)	(807)
Net cash used in investing activities from continuing operations	(1,888,349)	(679,577)
Discontinued operations	99,984,255	(953,582)
Net cash provided by (used in) investing activities	98,095,906	(1,633,159)
Cash flows from financing activities:
Proceeds from ATM offering, net	—	5,266,334
Payments on line of credit	(5,240,733)	(10,035,437)
Exercise of options and purchases of shares from employees	21,725	—
Cash dividend paid	(22,479,497)	—
Payments made in connection with repurchase of common shares	(318,820)	(263,478)
Net cash used in financing activities from continuing operations	(28,017,325)	(5,032,581)
Discontinued operations	—	(1,031,197)
Net cash used in financing activities	(28,017,325)	(6,063,778)
Net increase (decrease) in cash and cash equivalents	69,136,328	(2,767,439)
Cash and cash equivalents at beginning of period	11,444,693	17,964,184
Cash and cash equivalents at end of period	$80,581,021	$15,196,745